UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2012

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Joseph D. Barnette, Jr. retired as a director of Old National Bancorp (the “Company”) effective at the conclusion of the Company’s 2012 Annual Meeting of Shareholders held on May 10, 2012 (“Annual Meeting”) due to reaching the Company’s mandatory retirement age for directors as established in the Company’s Corporate Governance Guidelines. There were no disagreements between the Company and Mr. Barnette in connection with his retirement. Prior to his retirement, Mr. Barnette was a member of the Compensation and Management Development Committee of the Board of Directors and served as the Chair of the Board’s Risk and Credit Policy Committee.

(e) At the Annual Meeting, the Company’s shareholders approved the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (the “Amended Plan”), which was adopted by the Company’s Board of Directors on January 26, 2012. The Amended Plan is an amendment and restatement of the Company’s 2008 Incentive Compensation Plan (the “Prior Plan”), which was approved by the Company’s shareholders on May 15, 2008. The Amended Plan became effective upon shareholder approval of the Plan on May 10, 2012. Outstanding awards under the Prior Plan will continue in effect in accordance with their terms.

The Amended Plan includes the following material changes to the Prior Plan: (i) the addition of service-based restricted stock units as an award type; (ii) the addition of additional performance measures to be used for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code; (iii) the inclusion of strengthened anti-repricing provisions for underwater stock options and stock appreciation rights which require shareholder approval except in connection with certain corporate events or transactions; (iv) the addition of prohibitions on liberal share counting and share recycling for purposes of determining the aggregate share limit under the Amended Plan; (v) the addition of provisions requiring minimum vesting periods for full-value awards, except for a “basket” equal to 10% of the aggregate number of shares available under the Amended Plan that are not subject to the minimum vesting requirements; (vi) the addition of language that makes the payment of dividends or dividend equivalents for performance-based awards contingent upon the achievement of the applicable performance targets; and (vii) the removal of the automatic single-trigger acceleration upon a change in control.

The foregoing description of the material changes to the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 10, 2012. Matters voted upon were: (1) election of directors to serve for one year and until the election and qualification of their successors; (2) approval of the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan; (3) approval of a non-binding advisory proposal on Executive Compensation; and (4) ratification of the appointment of Crowe Horwarth LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012. The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below:

1. Election of 11 Directors to serve for one year and until the election and qualification of their successors:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Alan W. Braun	56,795,441	9,976,471	0	13,705,224
Larry E. Dunigan	65,124,719	1,647,193	0	13,705,224
Niel C. Ellerbrook	65,896,217	876,228	0	13,705,224
Andrew E. Goebel	64,759,458	2,012,454	0	13,705,224
Robert G. Jones	65,186,934	1,585,717	0	13,705,224
Phelps L. Lambert	64,685,470	2,086,442	0	13,705,224
Arthur H. McElwee, Jr.	65,548,198	1,223,714	0	13,705,224
James T. Morris	65,981,132	790,780	0	13,705,224
Marjorie Z. Soyugenc	64,539,927	2,231,985	0	13,705,224
Kelly N. Stanley	65,187,042	1,584,870	0	13,705,224
Linda E. White	65,959,861	812,051	0	13,705,224

2. Approval of the Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan.

For	Against	Abstentions	Broker Non-Votes
62,694,097	3,048,129	1,084,498	13,705,224

3. Approval of a non-binding advisory proposal on Executive Compensation.

For	Against	Abstentions	Broker Non-Votes
62,660,422	3,078,145	1,088,159	13,705,224

4. Ratification of the appointment of Crowe Horwarth as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the following vote.

For	Against	Abstentions	Broker Non-Votes
75,693,588	2,314,388	126,121	2,397,854

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan

* * * * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

May 15, 2012	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: Executive Vice President, Chief Legal Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan